UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 12, 2006

AVID TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-21174 (Commission File Number)	04-2977748 (I.R.S. Employer Identification No.)
Avid Technology Park, One Park West, Tewksbury, MA (Address of Principal Executive Offices)		01876 (Zip Code)
Registrant's telephone number, including area code: (978) 640-6789
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	2007 Employee Bonus Plan

On December 12, 2006, the independent members of the Board of Directors (the “Board”) of Avid Technology, Inc. (the “Company”) approved the Company’s 2007 Employee Bonus Plan (the “Plan”). All employees (other than temporary employees, employees hired after September 30, 2007, certain employees hired as a result of acquisitions and employees who are covered by a sales compensation or commission-based plan) are eligible to participate in the Plan, including all of the Company’s executive officers. Each eligible employee must be employed by the Company at the time awards are paid out under the Plan in order to receive his or her award, if any. The Board administers the Plan and may modify, amend, revoke or suspend the Plan at any time at its sole discretion.

The purpose of the Plan is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate talented employees and to reward employees for helping the Company to achieve certain financial goals for 2007, as well as for individual performance and contributions.

Each participant’s bonus payout under the Plan (“Bonus Payout”) is based on three factors: the participant’s “Target Award” (as defined below), the financial performance of the participant’s business unit (“Business Unit Performance”), and the participant’s individual performance (“Individual Performance”). Mathematically, this can be represented as:

Bonus Payout = Target Award X Business Unit Performance X Individual Performance

Target Awards range from 5% to 140% of each participant’s base salary, based on various factors (determined by the Board for executive officers, and by management for all other participants), including the participant's role and position in the organizational structure of the Company.

As a threshold matter, the Company’s operating profit for 2007 must exceed a minimum amount established by the Board for any Bonus Payout to be made to any participant.

For purposes of the Plan, all participants are grouped into one of four business units: corporate, audio, consumer and video. For each business unit, Business Unit Performance is measured by operating profit. Once a business unit meets a minimum operating profit threshold, as established by the Board, each participant in that business unit becomes eligible to receive a percentage of such participant’s Target Award, up to 100% if the target operating profit for that business unit (an amount set by the Board which exceeds the operating profit threshold) is achieved, subject to such participant’s Individual Performance. The target operating profit for the corporate business unit is the sum of the target operating profits of the Company’s audio, consumer and video business units. If the corporate business unit exceeds its target operating profit, for every $1.00 of incremental profit in excess of the corporate business unit’s target operating profit, an additional $0.30 is distributed among all participants whose business units exceeded their target operating profits.

The Business Unit Performance component of each participant’s Bonus Payout is determined as follows: (1) for executive officers and corporate business unit vice presidents, 100% of the Business Unit Performance component is based on the results of the corporate business unit; (2) for each vice president in the audio, consumer and video business units, 75% of the Business Unit Performance component is based on the results of that vice president’s business unit and the remaining 25% is based on the corporate business unit’s results; and (3) for each participant below the vice president level, 100% of the Business Unit Performance component is based on the results of such participant’s business unit.

The Individual Performance component of each participant’s Bonus Payout is based on the subjective evaluation (by the Board for all executive officers, and by management for all other participants) of such participant’s overall performance and contributions to the Company, pursuant to which a multiplier ranging from 0 to 1.2 is applied to such participant’s Target Award.

Bonus Payouts under the Plan will be determined after the Company’s financial results for 2007 are publicly released, which is currently anticipated to be in February 2008. Bonus Payouts, if any, are expected to be paid in February 2008.

The full text of the Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2007	AVID TECHNOLOGY, INC. (Registrant)
	By:	/s/ Paige Parisi Paige Parisi Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
#10.1	Avid Technology, Inc. 2007 Employee Bonus Plan

_________________________________________

# Management contract or compensatory plan

5